SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549


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	FORM 8-K

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	CURRENT REPORT
	PURSUANT TO SECTION 13 OR 15 (d) OF THE
	SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported): April 17, 1998

           The Interpublic Group of Companies, Inc.
(Exact Name of Registrant as Specified in Charter)


Delaware				1-6686		   13-1024020
(State or other	  (Commission		  (IRS Employer
Jurisdiction	File Number)	Identification Number)
 of incorporation)

1271 Avenue of the Americas, New York, New York 10020
(Address of Principal Executive Offices)    	   (Zip Code)


Registrant's telephone number, including area code: 212-399-8000


_________________________________________________________________
 (Former Name or Former Address, if Changed Since Last Report)





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Item 9.	Sales of Equity Securities Pursuant to Regulation S.

On April 17, 1998, The Interpublic Group of Companies, Inc. ("Interpublic") sold 8,710 shares of its common stock, par value $.10 (the "Shares"), to three French individuals as partial payment, valued at 3,400,000 French Francs out of a total purchase price of 13,600,000 French Francs, for 100% of the issued and outstanding shares of capital stock of Huy Oettgen Oettgen
(H2O), a French societe anonyme. The remainder of the purchase price was paid in cash.

No underwriter or placement agent was used in connection with the sale of the Shares.

The transaction was effected in an "offshore transaction" and in accordance with the "offering restrictions" and "no directed selling efforts" requirements of Rule 903(c)(2) of Regulation S under the Securities Act of 1933.


   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE INTERPUBLIC GROUP OF COMPANIES, INC.


Date:  April 21, 1998				By:  ARTHUR M. MASON
ARTHUR M. MASON
     ASSISTANT SECRETARY

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